Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

NEWS RELEASE

Contact:

Jennifer Jacob (media) +1-914-323-5745 Jennifer.Jacob@xyleminc.com	Phil DeSousa (investors) +1-914-323-5930 Phil.DeSousa@xyleminc.com

Xylem hosts investor and analyst day, updates 2013 guidance

WHITE PLAINS, N.Y., March 7, 2013 — Xylem Inc. (NYSE: XYL), a leading global water technology company focused on addressing the world’s most challenging water issues, is hosting an investor and analyst day today in New York City. Gretchen McClain, president and chief executive officer, and other members of Xylem’s senior management team will discuss the company’s strategies to achieve sustainable, long-term growth, including a review of 2017 financial goals. The live event is by invitation only; audio and video presentations of the entire event will be webcast live at http://investors.xyleminc.com.

As part of today’s meeting, Xylem is issuing updated guidance reflecting the recently announced acquisition of MultiTrode Pty Ltd, a privately held Australia-based water and wastewater technology and services company. Xylem forecasts full-year 2013 revenue growth of 3 to 4 percent to approximately $3.9 billion. Full-year 2013 adjusted net income is forecast to grow 1 to 7 percent to $333 to $352 million, for adjusted earnings per share of $1.79 to $1.89 per share. The company anticipates that restructuring and realignment costs will range from $60 to $70 million for the year.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in White Plains, N.Y., with 2012 revenues of $3.8 billion and approximately 12,700 employees worldwide. In 2012, Xylem was named to the Dow Jones Sustainability World Index for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation in 2011, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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